UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2020 (April 30, 2020)

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchanged on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07 Submission of Matters to a Vote of Securities Holders.
(a) Annual Meeting of Shareholders held April 30, 2020.

(b) Proposals:

Proposal I—Election of Directors for One-Year Terms

	For	Against	Abstain	Broker Non-Vote
1.1 Charles E. Adair	76,209,406	2,731,780	114,798	14,943,486
1.2 Linda L. Addison	78,513,396	322,091	220,497	14,943,486
1.3 Marilyn A. Alexander	76,303,333	2,646,202	106,450	14,943,486
1.4 Cheryl D. Alston	78,783,057	170,213	102,715	14,943,486
1.5 Jane M. Buchan	76,508,059	2,409,579	138,347	14,943,486
1.6 Gary L. Coleman	72,605,382	4,097,421	2,353,182	14,943,486
1.7 Larry M. Hutchison	72,606,736	4,094,055	2,355,194	14,943,486
1.8 Robert W. Ingram	76,152,402	2,789,151	114,432	14,943,486
1.9 Steven P. Johnson	78,785,137	159,475	111,373	14,943,486
1.10 Darren M. Rebelez	78,384,377	448,143	223,465	14,943,486
1.11 Mary E. Thigpen	78,774,810	147,630	133,545	14,943,486

Proposal II—Ratification of Deloitte & Touche LLP as Independent Auditor for 2020

	For	Against	Abstain	Broker Non-Vote
Deloitte & Touche LLP	88,812,676	5,026,386	160,408	—

Proposal III—Advisory Approval of 2019 Executive Compensation (Annual "Say-on-Pay")

	For	Against	Abstain	Broker Non-Vote
2019 Executive Compensation	73,109,081	5,613,139	333,765	14,943,486

(c) Not applicable.

(d) Globe Life Inc. will include a shareholder vote on the compensation of executives in its proxy materials each year until the next required vote on the frequency with which shareholders will vote on the compensation of executives as disclosed in proxy statements, which will occur in 2023.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE LIFE INC.

Date: May 4, 2020

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary